UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

The Baldwin Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39095	61-1937225
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607

(Address of principal executive offices) (Zip code)

(Registrant’s telephone number, including area code): (866) 279-0698

Not Applicable

(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BWIN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On May 24, 2024, The Baldwin Insurance Group Holdings, LLC (formerly known as Baldwin Risk Partners, LLC) (“Baldwin Holdings”), the operating company and direct subsidiary of The Baldwin Insurance Group, Inc. (formerly known as BRP Group, Inc.) (“Baldwin”), and a wholly-owned corporate subsidiary of Baldwin Holdings (the “co-issuer” and, together with Baldwin Holdings, the “issuers”) completed their previously announced offering of $600,000,000 aggregate principal amount of 7.125% Senior Secured Notes due 2031 (the “new notes”).

The new notes were offered in the United States and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The offering of the new notes was not registered under the Securities Act or any state securities laws and the new notes may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

Baldwin Holdings used a portion of the net proceeds from the issuance of the new notes and the borrowings under its new term loan facility (as defined below) to repay in full the entire outstanding amounts of borrowings under its existing credit facilities and to pay related fees, costs, expenses and accrued interest and expects to use the remaining proceeds to settle its contingent earnout liabilities as they become due and for general corporate purposes.

The new notes were issued pursuant to the indenture, dated as of May 24, 2024 (the “indenture”), by and among the issuers, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent.

Interest and Maturity

The new notes were issued at an issue price of 100% of their principal amount pursuant to the indenture and they will mature on May 15, 2031. Interest on the new notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2024.

Guarantees and Security

The new notes are jointly, severally and unconditionally guaranteed on a senior secured basis by the guarantors (as defined below) that guarantee or will guarantee indebtedness under the new credit facilities (as defined below) (the “guarantees”).

The new notes and the guarantees are secured on a first-lien basis by the Collateral (as defined below) that secures indebtedness under the new credit facilities.

Ranking

The new notes and the guarantees are senior secured obligations of the issuers and the guarantors and:

•	rank senior in right of payment to any of the existing and future subordinated indebtedness of the issuers and the guarantors;

•	rank pari passu in right of payment with all existing and future senior indebtedness of the issuers and the guarantors, including indebtedness under the new credit facilities;

•

are secured on a first-priority basis (subject to the terms of an intercreditor agreement among the issuers, the guarantors, the notes collateral agent and the collateral agent under the new credit facilities) by the Collateral, equally and ratably with the indebtedness under the new credit facilities and any of the issuers’ and guarantors’ future indebtedness secured by first-priority liens on the Collateral;

•

are effectively senior to all existing and future senior indebtedness of the issuers and the guarantors that is unsecured or secured by junior priority liens on the Collateral, in each case, to the extent of the value of the Collateral;

•

are effectively subordinated to any future indebtedness of the issuers and the guarantors that is secured by assets or properties not constituting the Collateral to the extent of the value of such assets and properties; and

•	are structurally subordinated to all existing and future indebtedness and other liabilities of any of Baldwin Holdings’ non-guarantor subsidiaries (other than the co-issuer).

Optional Redemption

The issuers may redeem the new notes, in whole or in part, at any time on or after May 15, 2027 at the redemption prices set forth in the indenture, plus accrued and unpaid interest.

Prior to May 15, 2027, the issuers may also redeem some or all of the new notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, plus the applicable “make-whole” premium set forth in the indenture.

In addition, at any time prior to May 15, 2027, the issuers may redeem (i) up to 40% of the then outstanding principal amount of the new notes (which includes additional notes, if any) with an amount not to exceed the net cash proceeds from certain equity offerings, at the redemption prices set forth in the indenture and (ii) up to 10% of the then outstanding principal amount of the new notes (which includes additional notes, if any) during any twelve-month period following the issue date of the new notes (provided that such period commencing on the issue date of the new notes shall end on May 15, 2025) at a redemption price equal to 103% of the aggregate principal amount thereof, in each case plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain kinds of “changes of control” occur, the issuers must offer to purchase the new notes at the prices set forth in the indenture plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Certain Covenants

The indenture contains covenants that, among other things, limit the ability of the issuers and their restricted subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	incur liens or use assets as security in other transactions;

•	make certain distributions, investments and other restricted payments;

•	engage in certain transactions with affiliates; and

•	merge or consolidate or sell, transfer, lease or otherwise dispose of all or substantially all of their assets.

Events of Default

The indenture also provides for customary events of default.

The foregoing summary of the indenture is not complete and is qualified in its entirety by reference to the full text of the indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

New Credit Agreement

On May 24, 2024, Baldwin Holdings, the guarantors party thereto, the several lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, amended and restated that certain credit agreement, dated as of October 14, 2020, by and among Baldwin Holdings, the guarantors party thereto, the several lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as subsequently amended, the “existing credit agreement”), in its entirety (the existing credit agreement as so amended and restated, the “new credit agreement”).

The new credit agreement provides for (i) a new $840 million senior secured first lien term loan facility maturing on May 24, 2031 (the “new term loan facility”) and (ii) commitments under a new senior secured first lien revolving facility in an aggregate amount of $600 million (of which up to $5 million may be drawn by way of letters of credit) maturing on May 24, 2029 (the “new revolving facility” and, together with the new term loan facility, the “new credit facilities”).

At the time of the effectiveness of the new credit agreement, the new term loan facility was fully advanced and funded and there were no borrowings outstanding under the new revolving facility. The borrowings under the new term loan facility were made at an issue price of 99.750% of the face amount thereof.

Prepayments and Amortization

Indebtedness under the new credit agreement may be voluntarily prepaid in whole or in part, subject to minimum amounts and break funding costs.

The outstanding borrowings under the new term loan facility are required to be prepaid with: (a) up to 50% of excess cash flow (which will be reduced to 25% and 0% if specified total first lien net leverage ratios are met); (b) 100% of the net cash proceeds of certain asset dispositions, subject to certain thresholds and reinvestment provisions; and (c) 100% of the net proceeds of debt that is incurred in violation of the new credit agreement.

The borrowings under the new term loan facility amortize in quarterly installments equal to 0.25% of the principal amount thereof outstanding on the closing date of the new credit facilities (subject to certain adjustments) with the balance payable in full on the maturity date thereof. Quarterly amortization payments may be reduced by any mandatory or voluntary prepayments including excess cash flow payments.

Interest Rate and Fees

The rate of interest on borrowings under the new credit agreement for each interest period is the percentage rate per annum equal to the sum of:

(i)	The applicable margin; and

(ii)

(A) in the case of alternate base rate (“ABR”) borrowings, for any day, the greatest of (1) the agent’s prime rate in effect on such day, (2) the greater of (x) the federal funds effective rate and (y) the overnight bank funding rate in effect on that day plus 1/2 of 1.00% and (3) the Adjusted Term SOFR Rate (as defined in the new credit agreement) for a one-month interest period plus 1.00%; and

(B) in the case of term SOFR borrowings, the Adjusted Term SOFR Rate, which shall be equal to (1) the Term SOFR Rate (as defined in the new credit agreement) plus (2) solely in the case of borrowings under the new revolving facility, a credit spread adjustment of 0.10% (provided that in no event shall the Adjusted Term SOFR Rate be less than 0.00%).

The applicable margin with respect to borrowings under the new term loan facility is equal to (i) with respect to any term SOFR loans, 3.25% per annum, subject to one step-down to 3.00% at a total first lien net leverage ratio of 4.00x or below and (ii) with respect to any ABR loans, 2.25% per annum, subject to one step-down to 2.00% at a total first lien net leverage ratio of 4.00x or below. The applicable margin with respect to borrowings under the new revolving facility is based on a total first lien net leverage ratio and ranges from 2.00% to 3.00%, in the case of term SOFR loans, and 1.00% to 2.00%, in the case of ABR loans.

If there is a payment default at any time, then the interest rate applicable to overdue principal will be the rate otherwise applicable to such loan plus 2.00% per annum. Default interest will also be payable on other overdue amounts at a rate of 2.00% per annum above the rate that would apply to an ABR loan.

Baldwin Holdings is required to pay a commitment fee up to 0.40% per annum (which will be reduced to 0.35%, 0.30% or 0.25% per annum if a total net leverage ratio is met) on the daily amounts of the new revolving facility (whether used or unused) during the preceding quarter.

Baldwin Holdings is required to pay to each revolving lender a letter of credit participation fee, calculated at the rate equal to the margin applicable to term SOFR loans under the new revolving facility, on the outstanding amount of such lender’s pro rata percentage of letter of credit exposure, as the case may be. Baldwin Holdings is also required to pay each letter of credit issuing bank a fronting fee equal to 0.125% per annum on the outstanding amount of such lender’s pro rata percentage of letter of credit exposure, as well as such customary costs and expenses as are incurred or charged by such issuing bank in administering any letter of credit.

Guarantees and Security

All obligations under the new credit agreement are jointly, severally and unconditionally guaranteed on a senior secured basis by certain of Baldwin Holdings’ direct and indirect subsidiaries (the “guarantors”) that also guarantee the new notes, subject to certain legal and tax limitations and other agreed exceptions.

All obligations under the new credit agreement, and the guarantee of those obligations (as well as obligations under certain hedging agreements, certain local working capital facilities and certain cash management obligations), are secured by certain assets of Baldwin Holdings and the guarantors (the “Collateral”) under the new credit agreement, subject to certain agreed limitations.

Incremental Facilities

The new credit agreement provides that Baldwin Holdings has the right at any time to request incremental facilities in an aggregate principal amount not to exceed the sum of (a) the greater of (1) $285.0 million and (2) 100% of Consolidated EBITDA (as defined in the new credit agreement) for the most recently completed four fiscal quarter period for which internal financial statements are available plus (b) all voluntary prepayments and/or redemptions of term loan facilities and certain other indebtedness secured on a pari passu basis with the obligations under the new credit facilities and all voluntary commitment reductions of the revolving facilities (except in each case to the extent financed with proceeds from the incurrence of long-term indebtedness) plus (c) an amount such that, after giving effect to the incurrence of any such incremental facility pursuant to this clause (c) (which shall be deemed to include the full amount of any incremental revolving facility assuming that the full amount of such facility was drawn) and after giving effect to any acquisition, disposition, debt incurrence, debt retirement and other transactions to be consummated in connection therewith, Baldwin Holdings would be in compliance, on a pro forma basis, with a total first lien net leverage ratio of 5.50x or below. The lenders under the new credit facilities will not be under any obligation to provide any such incremental facilities and any such incremental facilities will be subject to certain customary conditions.

Covenants

The new credit agreement contains certain financial, affirmative and negative covenants that are customary for a senior credit facility of this type. The negative covenants in the new credit agreement include limitations (subject to agreed exceptions) on the ability of Baldwin Holdings and its material subsidiaries to:

•	incur additional indebtedness (including guarantees);

•	incur liens;

•	make investments, loans and advances;

•	implement mergers, consolidations and sales of assets (including sale and lease-back transactions);

•	make restricted payments or enter into restrictive agreements (including those with negative pledge clauses);

•	enter into transactions with affiliates on non-arm’s-length terms;

•	change the business conducted by Baldwin Holdings and its subsidiaries;

•	prepay, or make redemptions and repurchases of specified indebtedness;

•	use the proceeds of the loans under the new credit agreement in certain prohibited manners;

•	make certain amendments to the organizational documents of Baldwin Holdings and its material subsidiaries; and

•	change Baldwin Holdings’ fiscal year.

The new credit agreement contains a total first lien net leverage ratio maintenance covenant not to exceed 7.00 to 1.00 on a pro forma basis. This maintenance covenant operates for the benefit of the new revolving facility lenders and issuing banks only.

Events of Default

The new credit agreement contains certain customary events of default with certain cure periods, as applicable.

The foregoing summary of the new credit agreement is not complete and is qualified in its entirety by reference to the full text of the amendment and restatement agreement (which includes the full text of the new credit agreement in Annex I), a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Forward-looking statements

This report may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent our expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address Baldwin’s future operating, financial or business performance or our strategies, expectations, anticipated achievements or ability to raise or refinance debt. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Baldwin’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available free of charge on the SEC’s website at: www.sec.gov, including those risks and other factors relevant to Baldwin’s business, financial condition and results of operations, and uses of the net proceeds from the transactions described above. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Baldwin or to persons acting on its behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Baldwin does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of May 24, 2024, by and among The Baldwin Insurance Group Holdings, LLC, The Baldwin Insurance Group Holdings Finance, Inc., the guarantors named on the signature pages thereto and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent

4.2	Form of 7.125% Senior Secured Notes due 2031 (included in Exhibit 4.1)

10.1	Amendment and Restatement Agreement, dated as of May 24, 2024, by and among The Baldwin Insurance Group Holdings, LLC, the guarantors party thereto, the several lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BALDWIN INSURANCE GROUP, INC.

Date: May 29, 2024	By:	/s/ Bradford L. Hale
	Name:	Bradford L. Hale
	Title:	Chief Financial Officer